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                               EMPLOYMENT CONTRACT

THE STATE OF TEXAS            }
                                      KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF MARTIN              }

THIS EMPLOYMENT CONTRACT (Agreement) is made and entered into on or as of the 3rd day of August, 1992.

By this Agreement, CAP ROCK ELECTRIC COOPERATIVE, INC., referred to in this Agreement as "Cooperative", whose principal places of office is located in Stanton, Martin County, and/or Midland, Midland County, Texas, employs DAVID W. PRUITT, referred to in this Agreement as "Pruitt", whose residence is in Midland, Midland County, Texas, who accepts employment on the following terms and conditions:

                                    ARTICLE 1

                               TERMS OF EMPLOYMENT

1.01 By this Agreement, the Cooperative employs Pruitt and Pruitt accepts employment with the Cooperative as its Chief Executive Officer and General Manager (CEO/GM) for an initial term of ten (10) years. Unless a written notice to terminate this Agreement at the expiration of the initial ten (10) year term is executed and properly delivered by either party at least 360 days prior to the eighth anniversary date of the initial term of this Agreement, this Agreement shall be automatically extended for a three year term from said eighth
(8th) anniversary date. Thereafter, unless a written notice to terminate this Agreement is executed and properly delivered by either party within ninety (90) days prior to any subsequent anniversary date of this Agreement, the term of this Agreement shall automatically be extended, annually , on said anniversary date for a three year term from said anniversary date until Pruitt attains age
65. This Agreement may, however, be terminated earlier, as provided in Article 4, below.

                                    ARTICLE 2

                       EMPLOYMENT COMPENSATION & BENEFITS

2.01 As compensation for all services rendered under this Agreement, Pruitt shall be paid by Cooperative a salary of $104,000 per year or any greater amount of compensation including bonuses, fees and deferred compensation authorized by the wage and salary plan or policies authorized by the Cooperative's Board of Directors, together with an annual salary adjustment in an amount at least equal to any approved across the board salary adjustments for all employees.

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2.02     Pruitt's duties require that he shall have the exclusive and unrestricted use at all times during his employment with the Cooperative of an automobile provided for him by the Cooperative. The Cooperative shall be responsible for paying for liability, property damage, and comprehensive insurance and for the purchase, operation, maintenance, repair and replacement of said automobile.

2.03 Pruitt shall receive the same annual leave and sick leave and all other benefits as are accorded regular full-time employees of Cap Rock Electric Cooperative, Inc. including provisions governing accrual and payment therefore on early retirement or other methods of employment.

2.04 Subject to the above paragraph 2.03, all provisions of the Cooperative's rules and regulations relating to annual leave (vacation), sick leave, early retirement, insurance, savings, deferred compensation, bonuses, pension program contributions, holiday and other fringe benefits and working conditions approved by the Board of Directors as they now exist or hereafter may be amended, shall apply to Pruitt as they would to other employees of the Cooperative. However, Pruitt, at his option, can elect to invest the Cooperative's annual expenses of Pruitt's retirement plan in any chosen and Board approved separate plan that provides for at least the same security for both the Cooperative and Pruitt.

2.05 Because Pruitt's duties will from time to time require him to work outside of, and in addition to, the Cooperative's established normal work week, work days and work hours, Pruitt shall be allowed to take compensatory time off.

                                    ARTICLE 3

                  COVENANT TO PERFORM; PROFESSIONAL IMPROVEMENT

3.01 Pruitt agrees and covenants to perform his work and services diligently and use his best efforts to faithfully comply with all of the Cooperative's duly made assignments to him as CEO/GM in accordance with all of the Cooperative's directives and applicable bylaws, and policies.

3.02 The Cooperative will from time to time, pay for the travel and related out-of-pocket and other expenses of Pruitt and his spouse for Pruitt's attendance at and participation in meetings, conferences, seminars and the like for the purpose of continuing his professional development and thereby enhancing his ability to perform his work and services for the Cooperative,and for other activities deemed by the Board to be beneficial to and in the best interest of the Cooperative and its members.

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                                    ARTICLE 4

                              TERM AND TERMINATION

4.01 The Cooperative shall employ Pruitt pursuant to this Agreement for the ten (10) year term beginning on the date of this Agreement, together with such annual three(3) year renewals as provided herein, and ending no later than the end of the three (3) year term next expiring on/after the date when Pruitt attains the age of sixty-five (65) years. During such employment,' Pruitt shall be obligated to perform the work and services reasonably required in order to carry out those responsibilities and exercise those authorities specified in the Position Responsibility Guide, General Manager, agreed to by the Cooperative and Pruitt on December 1, 1987, which document is attached to and incorporated herein by reference. However, the Cooperative may terminate this Contract for good cause in which event any of Pruitt's rights hereunder not already finally vested shall also terminate. The term "good cause", shall mean the following and not otherwise:

        (1) Knowingly, willfully and substantially, during the term of this Agreement, neglect the duties that Pruitt is required to perform under the terms of this Agreement.

        (2) Knowingly, willfully and substantially, during the term of this Agreement, commit dishonest acts toward the Cooperative with the intent to injure or damage the Cooperative.

4.02 If Pruitt's employment terminates prior to the initial term or any extended term for any reason other than as provided for in paragraph 4.01 or because his authorities and responsibilities hereunder are substantially and adversely (to him) limited, changed or eliminated, or because he is required by the Cooperative to move his residence and principal site of work from the Stanton/Midland, Texas area, and Pruitt is otherwise both able and willing to perform his work and services as provided for hereunder, then, in any such event, the Cooperative shall pay Pruitt a lump-sum cash settlement equal to the total salary then in effect for the remainder of the term of the contract, plus the other amounts Cooperative would have paid during such remainder for Pruitt's retirement, pension, MINT, bonus, fees or other compensation plans authorized by the Board of Directors, and health insurance, plus such amounts, if any, are at the time of his termination of employment, payable for accrued but untaken vacation and sick leave.

4.03 Notwithstanding paragraphs 4.01 and 4.02, the parties hereto may mutually agree to terminate this Agreement upon such terms and conditions as the parties may mutually agree in writing.

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4.04     In the event either party should bring legal action or incur attorney's fees and/or court costs for the enforcement of any of the terms of this agreement, it is agreed that the prevailing party shall be entitled to recover from the other such reasonable attorney fees and/or court costs incurred. For purpose of this clause, the prevailing party is the party who obtains a net recovery or the party in whose favor final judgment is entered.

                                    ARTICLE 5

                         SUPERSESSION AND EFFECTIVENESS

5.01 This Agreement supersedes any other agreement or understanding, written or oral, between the parties with respect to the matters covered hereunder, and it contains the entire understanding of the parties and all of the covenants and agreement between them with respect to Pruitt's employment.

5.02 This Agreement shall be for the benefit of the parties to the Agreement, as well as their respective successors, heirs and assigns, it being understood, however, that this Agreement may be assigned only with the written consent of both parties.

5.03 The existence and effectiveness of this Agreement between the parties hereto does not preclude or otherwise interfere with employment of Pruitt by subsidiary corporations of Cap Rock Electric Cooperative, Inc., or by any corporation organized by the Cooperative's Board of Directors for the benefit of the Cooperative, or the receipt of compensation by Pruitt from any such corporations.

5.04 This Agreement shall become binding upon the parties from an as of the date of the execution.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals, one being retained by each, on or as of the 3rd day of August, 1992.

                                      CAP ROCK ELECTRIC COOPERATIVE, INC.

/s/ David W. Pruitt                   /s/ Russell E. Jones
--------------------------            --------------------------------
        David W. Pruitt                      Russell E. Jones
                                             Chairman

THE STATE OF TEXAS            }

COUNTY OF MARTIN              }

This instrument was acknowledged before me on this the 3rd day of August, 1992, by RUSSELL E. JONES, Chairman/President of Cap Rock Electric Cooperative, Inc., a Texas cooperative corporation, on behalf of said corporation.


                                     /s/ Sharon A. Hoelscher
                                     ------------------------------------
                                     Notary Public, State of Texas
                                     Printed Name of Notary: Sharon A. Hoelscher
                                                             -------------------
                                     My Commission Expires: 7-11-95
                                                            -------




(SEAL)





THE STATE OF TEXAS            }

COUNTY OF MARTIN              }

This instrument was acknowledged before me on this the 3rd day of August, 1992, by DAVID W. PRUITT.





                                     /s/ Sharon A. Hoelscher
                                     ------------------------------------
                                     Notary Public, State of Texas
                                     Printed Name of Notary: Sharon A. Hoelscher
                                                             -------------------
                                     My Commission Expires: 7-11-95
                                                            -------







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